EXECUTION COPY

Exhibit 4.1

Kansas City Southern de México, S.A. de C.V.,

as the Company,

and

U.S. Bank National Association,

as Trustee, Transfer Agent, Principal Paying Agent and Registrar

Indenture

Dated as of May 3, 2013

2.35% Senior Notes due 2020

CROSS-REFERENCE TABLE

TIA Sections	Indenture Sections

§ 310(a)(1)	7.10
(a)(2)	7.10
(b)	7.03; 7.08
§ 311	7.03
§ 313(a)	7.06
(c)	7.05; 7.06
§ 314(a)	4.06; 12.02
(a)(4)	1.01 “Officer’s Certificate”
(c)(1)	12.03
(c)(2)	12.03
(e)	1.01 “Officer’s Certificate,” “Opinion of Counsel”
§ 315(a)-(d)	7.02
§ 316(a)	6.06
(b)	6.07
§ 317(a)(1)	6.08
(a)(2)	6.09
§ 318(a)	12.01
(c)	12.01

Note:	The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

i

ii

iii

INDENTURE, dated as of May 3, 2013, between Kansas City Southern de México, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (the “Company”), and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”), transfer agent (in such capacity, the “Transfer Agent”), principal paying agent (in such capacity, the “Paying Agent”) and registrar (in such capacity, the “Registrar”).

This Indenture will be subject to, and shall be governed by, the provisions of the TIA (as defined herein) that are required to be a part of and to govern indentures qualified under the TIA.

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 2.35% Senior Notes due 2020 (the “Notes”):

ARTICLE ONE

DEFINITIONS, INCORPORATION BY REFERENCE AND RULES OF

CONSTRUCTION

SECTION 1.01 Definitions.

“Additional Amounts” has the meaning set forth in Section 4.08 hereof.

“Additional Notes” are additional notes issued by the Company having the same terms as the Notes, except for the public offering price and the issue date and, if applicable, the initial interest accrual date and the initial interest payment date.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent, Transfer Agent, authenticating agent or co-Registrar.

“Agent Members” has the meaning provided in Section 2.07(a) hereof.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Authentication Order” has the meaning provided in Section 2.03 hereof.

“Below Investment Grade Ratings Event” means, on any day within the 60-day period (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control or (2) public notice by the Company of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control, that the Notes are rated below Investment Grade by two of the three Rating Agencies. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the ratings event).

“Board of Directors” means the board of directors of the Company or the executive committee thereof, if duly authorized to act with respect to this Indenture.

“Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which banking institutions and trust companies are open for business in New York, New York.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, whether now outstanding or issued after the Closing Date.

“Certificated Notes” means Notes transferred to Institutional Accredited Investors that are not QIBs to be issued and registered in certificated form without interest coupons.

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than KCS and its Subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the total Voting Stock of the Company or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event.

“Closing Date” means the date on which the Notes are originally issued under this Indenture.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

“Company Order” means a written request or order signed in the name of the Company by any two Officers.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (as measured from the date of redemption) (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for such Redemption Date.

“Concession Title” means the Company’s right for a period of 30 years to be the exclusive provider (subject to certain trackage rights) of freight transportation services over the Northeast Rail Lines and for an additional 20 years to be a non-exclusive provider of such services granted by the Mexican government pursuant to the Concession Title, subject in all cases to the terms and conditions of the Concession Title, as in effect on June 23, 1997.

“Consolidated Net Assets” means total assets after deducting therefrom all current liabilities as set forth on the most recent publicly filed balance sheet of the Company and its consolidated subsidiaries and computed in accordance with U.S. GAAP.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at Goodwin Square, 225 Asylum Street, Hartford Connecticut 06103 - 1919.

“Covenant Defeasance” has the meaning set forth in Section 8.03 hereof.

“Debt” means indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means The Depository Trust Company, its nominees, and their respective successors.

“Event of Default” has the meaning set forth in Section 6.01 hereof.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Notes” means any securities of the Company containing terms identical in all material respects to the Notes (except that such Exchange Notes (i) shall be registered under the Securities Act and (ii) will not contain transfer restrictions) that are issued and exchanged for such Notes pursuant to the Registration Rights Agreement and this Indenture.

“Exchange Offer” means the exchange offer by the Company of Exchange Notes for the Notes.

“Fitch” means Fitch Ratings, Inc.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2) the opinions and pronouncements of the Public Company Accounting Oversight Board;

(3) statements and pronouncements of the Financial Accounting Standards Board;

(4) such other statements by such other entities as approved by a significant segment of the accounting profession; and

(5) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

All calculations and determinations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

“Global Notes” has the meaning provided in Section 2.01 hereof.

“Global Notes Legend” means the legend initially set forth on the Notes in the form set forth in Section 2.02 hereof.

“Government Securities” means direct obligations of, obligations fully and unconditionally guaranteed by, or participation in pools consisting solely of (or repurchase transactions relating to) obligations of or obligations fully and unconditionally guaranteed by the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

“Holder” means the registered holder of any Note on the Note Register.

“Indenture” means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

“Interest Payment Date” means each semiannual interest payment date on May 15 and November 15 of each year, commencing November 15, 2013.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P), a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“KCS” means Kansas City Southern, a Delaware corporation, and its successors and assigns.

“Legal Defeasance” has the meaning set forth in Section 8.02 hereof.

“Mexican Withholding Tax” has the meaning set forth in Article 4.08 hereof.

“Mexico” means the Estados Unidos Mexicanos (the United Mexican States) and any branch of power, ministry, department, authority or statutory corporation or other entity (including a trust), owned or controlled directly or indirectly by the Estados Unidos Mexicanos or any of the foregoing or created by law as a public entity.

“Moody’s” means Moody’s Investors Service, Inc.

“Northeast Rail Lines” means that portion of the Mexican railroad system that is the subject of the Concession Title.

“Note Register” has the meaning provided in Section 2.04 hereof.

“Notes” has the meaning specified in the Recitals. For all purposes of this Indenture, the term “Notes” shall include any Exchange Notes to be issued and exchanged for any Notes pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Notes and related Exchange Notes shall vote together as one series of Notes under this Indenture.

“Offering Memorandum” means the Company’s offering memorandum dated April 24, 2013, relating to the initial offering of the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company or any Person listed as an attorney-in-fact in the written resolutions adopted by the shareholders of the Company.

“Officer’s Certificate” means a certificate signed by any Officer.

“Opinion of Counsel” means a written opinion signed by legal counsel who may be an employee of or counsel to the Company. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

“Paying Agent” has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term “Paying Agent” includes any additional Paying Agent.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Physical Note” has the meaning provided in Section 2.01 hereof.

“principal” of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

“Private Placement Legend” means the legend initially set forth on the Notes in the form set forth in Section 2.02 hereof.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC (or their respective Affiliates that are primary Government Securities dealers) and their respective successors; provided, however, that if any Reference Treasury Dealer is not at the applicable time a primary Government Securities dealer (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer selected by it.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Registrar” has the meaning provided in Section 2.04 hereof.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, between the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the initial purchasers.

“Registration Statement” means the Registration Statement as defined and described in the Registration Rights Agreement.

“Regular Record Date” for the interest payable on any Interest Payment Date means May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Notes” means the Regulation S Temporary Global Notes or Regulation S Permanent Global Notes, as applicable.

“Regulation S Permanent Global Notes” means a permanent Global Note in registered form, substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.

“Regulation S Physical Notes” has the meaning set forth in Section 2.01 hereof.

“Regulation S Temporary Global Notes” means a temporary Global Note in registered form, substantially in the form of Exhibit A hereto, bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.

“Regulation S Temporary Global Notes Legend” means the legend set forth in Section 2.02(c) hereof.

“Responsible Officer,” when used with respect to the Trustee, means any vice president, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee in its Corporate Trust Office having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Significant Subsidiary” means, at any date of determination, any of the Company’s Subsidiaries that, together with its Subsidiaries, (i) for the Company’s most recent fiscal year, accounted for more than 10.0% of the consolidated revenues of the Company and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10.0% of the consolidated assets of the Company and its Subsidiaries, in each case as set forth on the Company’s most recently available consolidated financial statements for such fiscal year.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50.0% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbb), as in effect on the date this Indenture was executed, except as provided in Section 10.06 hereof.

“Treasury Rate” means, on any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to such Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the related Comparable Treasury Issue, calculated using a price for that Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

“United States Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

“U.S. Global Notes” has the meaning provided in Section 2.01 hereof.

“U.S. Person” has the meaning ascribed thereto in Rule 902 under the Securities Act.

“U.S. Physical Notes” has the meaning provided in Section 2.01 hereof.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person, excluding, however, any class or kind of Capital Stock which has limited or restricted voting rights (i.e., having the power to vote for the election of a minority of the directors, managers or other voting members of the governing body of each class) under the by-laws of such Person or under Mexican law.

SECTION 1.02 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

(1)	“indenture securities” means the Notes;

(2)	“indenture security holder” means a Holder;

(3)	“indenture to be qualified” means this Indenture;

(4)	“indenture trustee” or “institutional trustee” means the Trustee; and

(5)	“obligor” on the indenture securities means the Company or any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03 Rules of Construction. Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)	“or” is not exclusive;

(4)	words in the singular include the plural, and words in the plural include the singular;

(5)	provisions apply to successive events and transactions;

(6)	“will” shall be interpreted to express a command;

(7)	references to the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(8)	the terms “includes,” “including” or similar words shall be deemed to be followed by “without limitation”;

(9)	in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”;

(10)	“herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(11)	all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

ARTICLE TWO

THE NOTES

SECTION 2.01 Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form attached hereto as Exhibit A. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have letters, notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

The terms and provisions contained in the form of the Notes attached hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. Each of the Company and the Trustee, by its execution and delivery of this Indenture, expressly agrees to the terms and provisions of the Notes applicable to it and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Notes offered and sold in reliance on Rule 144A shall be issued in the form of one or more permanent global Notes in registered form, substantially in the form attached hereto as Exhibit A (the “U.S. Global Notes”), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Notes offered and sold in reliance on Regulation S shall be issued initially in the form of Regulation S Temporary Global Notes. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Notes shall be exchanged for beneficial interests in the Regulation S Permanent Global Notes pursuant to Section 2.07 hereof and the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Notes, the Trustee shall cancel any such Regulation S Temporary Global Notes. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Notes that are transferred to Institutional Accredited Investors which are not QIBs (other than in offshore transactions in reliance on Regulation S) shall be issued in the form of permanent Certificated Notes in registered form in substantially the form attached hereto as Exhibit A (the “U.S. Physical Notes”). Notes issued pursuant to Section 2.07 hereof in exchange for interests in the U.S. Global Notes shall be in the form of U.S. Physical Notes. Notes issued pursuant to Section 2.07 hereof in exchange for interests in Regulation S Permanent Global Notes shall be in the form of permanent Certificated Notes in registered form in substantially the form set forth in Exhibit A (the “Regulation S Physical Notes”).

The Regulation S Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the “Physical Notes.” The U.S. Global Notes and the Regulation S Global Notes are sometimes referred to as the “Global Notes.”

Definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officer executing such Notes, as evidenced by its execution of such Notes.

SECTION 2.02 Restrictive Legends. (a) Unless and until a Note is exchanged for an Exchange Note in connection with an effective Registration Statement pursuant to the Registration Rights Agreement (i) the U.S. Global Notes and each U.S. Physical Note shall bear the legend set forth below on the face thereof and (ii) each Regulation S Global Note and each Regulation S Physical Note shall bear the legend set forth below on the face thereof until receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit B hereto:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT:

(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”), OR

(C) IT IS NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT); AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (A)(1), (2) (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHED TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES,

(E) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR

(F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(b) Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

(c) Regulation S Temporary Global Notes shall bear a legend in substantially the following form:

THIS SECURITY IS A REGULATION S TEMPORARY GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE GOVERNING THIS NOTE. EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN THE INDENTURE, NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN A U.S. GLOBAL NOTE OR A PHYSICAL NOTE. NO EXCHANGE OF AN INTEREST IN THIS TEMPORARY GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN THE REGULATION S PERMANENT GLOBAL NOTE EXCEPT ON OR AFTER THE TERMINATION OF THE DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT).

UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING OF THE NOTES, AN OFFER OR SALE OF THE NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT.

SECTION 2.03 Execution, Authentication and Denominations. An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by an Officer of the Company (an “Authentication Order”), authenticate and deliver for original issue Notes that may be validly issued under this Indenture, including Exchange Notes that may be issued pursuant to the Registration Rights Agreement and any Additional Notes at any time from time to time thereafter as provided for in this Indenture. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.06, 2.09, 2.10 or 2.11 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

The Notes (including any Exchange Notes) shall be issuable only in registered form without coupons and only in minimum denominations of U.S.$2,000 in principal amount and any integral multiple of U.S.$1,000 in excess thereof.

SECTION 2.04 Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Notes may be presented for payment (each, a “Paying Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall be in the Borough of Manhattan, the City of New York and any other jurisdiction where the Company deems necessary or appropriate. The Company shall cause the Registrar acting as agent of the Company to keep a register of the Notes and of their transfer and exchange (the “Note Register”). The Company may have one or more co-Registrars and one or more additional Paying Agents.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent or agent for service of notices and demands for so long as such failure shall continue. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, or agent for service of notices and demands; provided, however, that neither the Company, any Subsidiary of the Company or any Affiliate of any of them shall act as Paying Agent in connection with the defeasance of the Notes or the discharge of this Indenture under Articles Eight or Nine hereof.

The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notices and demands. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Note Register.

SECTION 2.05 Paying Agent to Hold Money in Trust. Not later than 12:00 p.m., New York City time, on each due date of the principal, premium, if any, and interest on any Notes, the Company shall deposit with each Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent, if any, other than a Paying Agent that is a party to this Indenture to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and that such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying

Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company, any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act as required by this Section 2.05.

SECTION 2.06 Transfer and Exchange. The Notes are issuable only in registered form. A Holder may transfer a Note by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, registration of the transfer by the Registrar in the Note Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission and that any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee. To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made to any Holder for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon transfers, exchanges or redemptions pursuant to Section 2.11, 3.09, 4.04 or 10.04).

The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.04 hereof and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

SECTION 2.07 Book-Entry Provisions for Global Notes. (a) The U.S. Global Notes and Regulation S Global Notes initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02 hereof.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under any Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note.

(b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 2.08 hereof. In addition, U.S. Physical Notes and Regulation S Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Notes or the Regulation S Global Notes, respectively, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Notes or the Regulation S Global Notes, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request to the foregoing effect from the Depositary (provided, however, that Regulation S Temporary Global Notes may not be exchanged for Physical Notes prior to (1) the expiration of the Restricted Period and (2) the receipt by the Registrar of any certificates required by Rule 903(b)(3)(ii)(B)).

(c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(d) In connection with any transfer pursuant to paragraph (b) of this Section 2.07 of a portion of the beneficial interests in the U.S. Global Notes to beneficial owners who are required to hold U.S. Physical Notes, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the beneficial interest in the U.S. Global Notes to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

(e) In connection with the transfer of the entire U.S. Global Notes or Regulation S Global Notes to beneficial owners pursuant to paragraph (b) of this Section 2.07, the U.S. Global Notes or Regulation S Global Notes, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Notes or Regulation S Global Notes, as the case may be, an equal aggregate principal amount of U.S. Physical Notes or Regulation S Physical Notes, as the case may be, of authorized denominations.

(f) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Notes pursuant to paragraph (b) or (d) of this Section 2.07 shall, except as otherwise provided by paragraph (d)(i)(x) and paragraph (e) of Section 2.08 hereof, bear the legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in Section 2.02 hereof.

(g) Any Regulation S Physical Note delivered in exchange for an interest in the Regulation S Global Notes pursuant to paragraph (b) of this Section 2.07 shall, except as otherwise provided by paragraph (e) of Section 2.08 hereof, bear the legend regarding transfer restrictions applicable to the Regulation S Physical Note set forth in Section 2.02 hereof.

(h) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(i) QIBs that are beneficial owners of interests in a Global Note may receive Physical Notes (which shall bear the Private Placement Legend if required by Section 2.02 hereof) in accordance with the procedures of the Depositary; in connection with the execution, authentication and delivery of such Physical Notes, the Registrar shall reflect on its books and records a decrease in the principal amount of the relevant Global Note equal to the principal amount of such Physical Notes and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes having an equal aggregate principal amount.

SECTION 2.08 Special Transfer Provisions. Unless and until a Note is exchanged for an Exchange Note in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

(a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Note or an interest in the U.S. Global Notes to a QIB (excluding transfers outside the United States in compliance with Regulation S):

(i) If the Note to be transferred consists of (x) U.S. Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Notes, the transfer of such interest may be effected only through the book-entry system maintained by the Depositary.

(ii) If the proposed transferor is an Agent Member, and the Note to be transferred consists of U.S. Physical Notes, upon receipt by the Registrar of the documents referred to in clause (a)(i) of this Section 2.08 and instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the Physical Note so transferred.

(b) Transfers of Interests in the Regulation S Global Notes or Regulation S Physical Notes. The following provisions shall apply with respect to any transfer of interests in the Regulation S Global Notes or Regulation S Physical Notes:

(i) Prior to the expiration of the Restricted Period, the Registrar shall refuse to register such transfer unless such transfer complies with Section 2.08(a) or Section 2.08(c) hereof, as the case may be; and

(ii) After the expiration of the Restricted Period, the Registrar shall register the transfer of any such Note without any requirement to comply with Section 2.08(a) or Section 2.08(c) hereof or for any additional certification.

(c) Transfers Outside the United States in Compliance with Regulation S at Any Time. The following provisions shall apply with respect to any transfer of a U.S. Physical Note or an interest in the U.S. Global Notes to a Holder outside the United States in compliance with Regulation S:

(i) The Registrar shall register any proposed transfer of a Note outside the United States in compliance with Regulation S only upon receipt of a certificate substantially in the form of Exhibit C hereto from the proposed transferor.

(ii) (A) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes, upon receipt by the Registrar of (x) the documents required by clause (c)(i) of this Section 2.08 and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the beneficial interest in the U.S. Global Notes to be transferred, and (B) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Notes in an amount equal to the principal amount of the U.S. Physical Notes or the U.S. Global Notes, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of the U.S. Global Notes.

(d) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Note or an interest in the U.S. Global Notes to any Institutional Accredited Investor which is not a QIB (excluding transfers outside the United States in reliance on Regulation S):

(i) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144 under the Securities Act as in effect with respect to such transfer and such request is accompanied by a certificate of the transferor to such effect, or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit D hereto and (B) if the aggregate principal amount of the Notes being transferred is less than U.S.$250,000 at the time of such transfer, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

(ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by clause (d)(i) of this Section 2.08 and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the beneficial interest in the U.S. Global Notes to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

(e) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by clause (d)(i)(x) of this Section 2.08 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(f) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes to a Person that is not a QIB, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine, but may rely on a determination made by the Company with respect to, the sufficiency of any such certifications, legal opinions or other information.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 hereof or this Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.09 Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of the second paragraph of Section 2.10 hereof are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

SECTION 2.10 Outstanding Notes. Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.

If a Note is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless and until the Trustee and the Company receive proof reasonably satisfactory to them that the replaced Note is held by a protected purchaser.

If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note; provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor of the Notes or any Affiliate of the Company or of such other obligor.

SECTION 2.11 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 2.12 Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedure. The Company shall not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

SECTION 2.13 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and the Trustee shall use “CUSIP” or “ISIN” numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers for the Notes.

SECTION 2.14 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) interest on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.15 Issuance of Additional Notes. The Company may issue Additional Notes under this Indenture. Each of the Notes issued on the Closing Date and any Additional Notes subsequently issued shall each be treated as a single class for all purposes under this Indenture, unless otherwise provided in this Indenture; provided, however, that any Additional Notes that are not fungible with existing Notes for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number from the existing Notes.

ARTICLE THREE

REDEMPTION

SECTION 3.01 Optional Redemption. (a) Prior to April 15, 2020, the Notes will be redeemable in whole or in part at any time and from time to time, at the Company’s option, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current Treasury Rate, plus 20 basis points, plus accrued interest and any Additional Amounts to but excluding the Redemption Date.

(b) On or after April 15, 2020, the Notes will be redeemable in whole or in part at any time and from time to time, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest and any Additional Amounts to but excluding the Redemption Date.

(c) Upon completion of the Exchange Offer, the Company may redeem Notes which are not exchanged in the Exchange Offer in an amount up to 2.0% of the original aggregate principal amount of the Notes issued at a Redemption Price of 100% of their principal amount plus accrued interest and any Additional Amounts to but excluding the Redemption Date.

SECTION 3.02 Redemption for Change in Withholding Taxes. (a) The Notes will be subject to redemption, in whole but not in part, at the Company’s option at any time at a Redemption Price of 100% of their principal amount plus accrued interest and Additional Amounts owing thereon, if any, to but excluding the Redemption Date, in the event the Company becomes or would become obligated to pay, on the next date on which any amount would be payable with respect to such Notes, any Additional Amounts in excess of those attributable to a withholding tax rate of 4.9% as a result of a change in or amendment to the laws (including any regulations or general rules promulgated thereunder) of Mexico (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application, administration or interpretation of such laws, regulations or general rules, including a holding of a court of competent jurisdiction, which change or amendment is announced or becomes effective on or after April 24, 2013. The Company shall not, however, have the right to redeem Notes from a Holder pursuant to this Section 3.02 except to the extent that it is obligated to pay Additional Amounts to such Holder that are greater than the Additional Amounts that would be payable based on a Mexican withholding tax rate of 4.9%.

(b) Prior to the giving of any notice of redemption for taxation reasons as described in clause (a) of this Section 3.02, the Company will deliver to the Trustee:

(i)	an Officer’s Certificate stating that the Company is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the Company’s right of redemption for taxation reasons have occurred; and

(ii)	an Opinion of Counsel of recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment.

Any such notice, after it is delivered to the Trustee, will be irrevocable.

SECTION 3.03 Notices to Trustee. If the Company elects to redeem Notes pursuant to Sections 3.01 or 3.02 hereof, it shall notify the Trustee in writing of the Redemption Date and the Redemption Price.

The Company shall give each notice provided for in this Section 3.03 in an Officer’s Certificate at least 60 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

SECTION 3.04 Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, pro rata, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Notes of U.S.$2,000 in principal amount or less shall be redeemed in part.

The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. The Trustee may select for redemption portions (equal to integral multiples of U.S.$1,000) of Notes that have denominations larger than U.S.$2,000 in principal amount; provided that the unredeemed portion of any Note shall be a minimum of U.S.$2,000 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

SECTION 3.05 Notice of Redemption. (a) Notices of redemption shall be mailed to Holders of the Notes to be redeemed by first-class mail at least 30 and not more than 60 days prior to the Redemption Date, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of Notes pursuant to Article Eight hereof or a satisfaction and discharge of this Indenture pursuant to Article Nine hereof and redemption notices may be mailed not less than three days prior to a Redemption Date if the notice is issued with respect to Notes to be redeemed as set forth under clause (c) of Section 3.01 or Section 3.02 hereof. Notices of redemption may not be conditional.

(b) The notice shall identify the Notes to be redeemed and shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) the name and address of the Paying Agent;

(iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

(v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

(vi) that, if any Note is being redeemed in part, the portion of the principal amount (equal to integral multiples of U.S.$1,000) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued; and

(vii) that, if any Note contains a CUSIP or ISIN number as provided in Section 2.13 hereof, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.

(c) At the Company’s request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 60 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officer’s Certificate stating that such notice has been given.

SECTION 3.06 Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest, if any, to but excluding the Redemption Date.

SECTION 3.07 Deposit of Redemption Price. Prior to 12:00 p.m. New York City time on any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05 hereof) money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

SECTION 3.08 Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

SECTION 3.09 Notes Redeemed in Part. Upon surrender of any Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note equal in principal amount to the unredeemed portion of such surrendered Note.

ARTICLE FOUR

COVENANTS

SECTION 4.01 Payment of Notes. The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (if the Paying Agent is a Person other than the Company, a Subsidiary of the Company or any Affiliate of any of them) holds at 12:00 p.m. New York City time on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05 hereof. As provided in Section 6.09 hereof, upon any bankruptcy or reorganization procedure related to the Company, a Subsidiary of the Company or any Affiliate of any of them, the Trustee shall serve as the Paying Agent in New York for the Notes.

The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

SECTION 4.02 Maintenance of Office or Agency. The Company will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02 hereof.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the office of the Trustee at c/o U.S. Bank Trust, N.A., 100 Wall Street, New York, New York, 10005 as such office of the Company in accordance with Section 2.04 hereof.

SECTION 4.03 Limitation on Liens. If the Company or any of its Subsidiaries creates or permits any lien of any kind upon any stock or indebtedness, whether owned on the issue date or thereafter acquired, of any Significant Subsidiary to secure any Debt (other than the Notes) of the Company, any of its Subsidiaries or any other person, the Company will cause the outstanding Notes to be secured equally and ratably with that Debt, unless the aggregate principal amount of all such secured Debt then outstanding would not exceed 10.0% of the Company’s Consolidated Net Assets. This Section 4.03 does not (i) restrict any other property of the Company or its Subsidiaries or (ii) prohibit the sale by the Company or any of its Subsidiaries of any stock or indebtedness of any Subsidiary, including any Significant Subsidiary.

SECTION 4.04 Change of Control Repurchase Event. (a) If a Change of Control Repurchase Event occurs, the Company will be required to make an offer to each Holder of the Notes to repurchase all or any part (equal to U.S.$2,000 or an integral multiple of U.S.$1,000 in excess thereof) of that Holder’s Notes at a Repurchase Price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued interest, if any, and any Additional Amounts to, but excluding, the date of repurchase. Within 30 days following a Change of Control Repurchase Event or, at the Company’s option, prior to a Change of Control, but after the public announcement of the Change of Control, the Company shall mail to each Holder of the Notes, with a copy to the Trustee, a notice:

(i) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(ii) offering to repurchase the Notes;

(iii) setting forth the payment date for the repurchase of the Notes, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed;

(iv) if mailed prior to the date of consummation of the Change of Control, stating that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice;

(v) stating that any Note not tendered will continue to accrue interest;

(vi) stating that, unless the Company defaults in the payment of the repurchase price, all Notes accepted for payment pursuant to the repurchase offer will cease to accrue interest after the payment date specified in the notice; and

(vii) specifying the procedure for tendering Notes.

(b) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of such Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.04, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of such conflict.

(c) On the repurchase date following a Change of Control Repurchase Event, the Company will, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Company’s offer;

(ii) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes being purchased by the Company.

(d) The Paying Agent will promptly mail to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

(e) The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company set forth in this Indenture and such third party purchases all Notes properly tendered and not withdrawn under its offer or (ii) notice of redemption for all outstanding Notes has been given pursuant to Section 3.05 hereof.

SECTION 4.05 Notice of Defaults. In the event that the Company becomes aware of any Default or Event of Default, the Company, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

SECTION 4.06 Reports. (a) Whether or not the Company is required to file reports with the Commission, the Company shall file with the Commission all such reports and other information when and as the Company would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if the Company were subject thereto, unless the Commission does not permit such filings, in which case the Company shall provide such reports and other information to the Trustee (within the same time periods that would be applicable if the Company were required and permitted to file reports with the Commission) and instruct the Trustee to mail such reports and other information to Holders at their addresses set forth on the Note Register. The Company shall supply the Trustee and each Holder of Notes or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. Notwithstanding the foregoing sentence, the Trustee and each Holder shall be deemed to have been supplied the foregoing reports and other information at the time the Trustee or such Holder may electronically access such reports and other information by means of the Commission’s homepage on the internet or at the Company’s homepage on the internet.

(b) For so long as any Notes remain outstanding, the Company will furnish to the Holders of Notes, beneficial owners of the Notes, bona fide prospective investors, securities analysts and market makers, upon their request, the reports described in clause (a) of this Section 4.06 and any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) Delivery of the reports and other information described in clause (a) of this Section 4.06 to the Trustee is for informational purposes only and the Trustee’s receipt of such reports or other information shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 4.07 Statement as to Compliance. The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company a written statement signed by the principal executive officer, principal financial officer or principal accounting officer, the president, any vice president, the treasurer or the secretary of the Company, which need not constitute an Officer’s Certificate, stating that a review has been conducted of the Company’s activities and those of its Subsidiaries and of the Company’s and its Subsidiaries’ performance under this Indenture and that, to the best of such person’s knowledge, the Company has fulfilled all obligations hereunder (or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default and the nature and status thereof).

SECTION 4.08 Additional Amounts. Any and all payments made by the Company to the Holders, under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including any interest or penalties with respect thereto) imposed or levied by or on behalf of Mexico or any political subdivision thereof or by any authority or agency therein or thereof having power to tax (hereinafter “Mexican Withholding Taxes”), unless the withholding or deduction of such Mexican Withholding Taxes is required by law or the administration thereof. In the event any Mexican Withholding Taxes are required to be so withheld or deducted, the Company will (i) pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holders of such amounts as would have been received by them had no such withholding or deduction been required, (ii) deduct or withhold such Mexican Withholding Taxes and (iii) remit the full amount so deducted or withheld to the relevant taxing or other authority. Notwithstanding the foregoing, no such Additional Amounts shall be payable for or on account of:

(a) any Mexican Withholding Taxes which would not have been imposed or levied on a Holder but for the existence of any present or former connection between the Holder or beneficial owner of the Notes and Mexico or any political subdivision or territory or possession thereof or area subject to its jurisdiction (including, without limitation, such Holder or beneficial owner (i) being or having been a citizen or resident thereof, (ii) maintaining or having maintained an office or permanent establishment therein or (iii) being or having been present or engaged in trade or business therein) except for a connection solely arising from the mere ownership of, or receipt of payment under, such Note or the exercise or enforcement of rights under such Note or this Indenture;

(b) except as otherwise provided, any estate, inheritance, gift, sales, transfer, or personal property or similar tax, assessment or other governmental charge imposed with respect to the Notes;

(c) any Mexican Withholding Taxes that are imposed or levied by reason of the failure by the Holder or beneficial owner of such Note to comply with any certification, identification, information, documentation, declaration or other reporting requirement concerning the nationality, residency, identity or connection with Mexico which is required or imposed by a statute, treaty, regulation or general rule as a precondition to exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Mexican Withholding Taxes; provided that at least 60 days prior to (i) the first payment date with respect to which the Company shall apply this clause (c) and, (ii) in the event of a change in such certification, identification, information, documentation, declaration or other reporting requirement, the first payment date subsequent to such change, the Company shall have notified the Trustee, in writing, that the Holders or beneficial owners of the Notes will be required to provide such certification, identification, information or documentation, declaration or other reporting;

(d) the presentation of such Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the Holder or the beneficial owner of such Note would have been entitled to Additional Amounts in respect of such Mexican Withholding Taxes on presenting such Note for payment on any date during such 30-day period;

(e) any Mexican Withholding Taxes that are payable only by a method other than withholding or deduction from payment on the Notes; or

(f) any combination of items (a), (b), (c), (d) and (e) above.

(g) Notwithstanding the foregoing, the limitations on the Company’s obligation to pay Additional Amounts set forth in clause (c) above shall not apply if the provision of the certification, identification, information, documentation, declaration or other evidence described in clause (c) above would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between United States and Mexican law, regulation or administrative practice) than comparable information or other applicable reporting requirements imposed or provided for under U.S. federal income tax law (including the United States—Mexico Income Tax Treaty), Treasury Regulations (including proposed Treasury Regulations) and administrative practice. In addition, the limitations on the Company’s obligation to pay Additional Amounts set forth in clause (c) above shall not apply if Rule 1.3.17.10 of the Miscellaneous Tax Resolution currently in force or a substantially similar successor of such rule is in effect, unless the provision of the certification, identification, information, documentation, declaration or other evidence described in clause (c) above is expressly required by statute, regulation, general rules or administrative practice in order to apply Rule 1.3.17.10 (or a substantially similar successor of such rule), the Company cannot obtain such certification, identification, information, or satisfy any other reporting requirements, on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Rule 1.3.17.10 (or such successor of such rule). In addition, clause (c) above shall not be construed to require that a non-Mexican pension or retirement fund, a non-Mexican tax-exempt organization, a non-Mexican financial institution or any other Holder or beneficial owner of a Note register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican Withholding Taxes.

(h) The Company will remit the full amount of any Mexican Withholding Taxes withheld to the applicable taxing authorities in accordance with applicable law. The Company will, upon written request, provide the Trustee, the Holders and the Paying Agent with a duly certified or authenticated copy of an original receipt of the payment of Mexican Withholding Taxes which the Company has withheld or deducted in respect of any payments made under or with respect to the Notes.

(i) In the event that Additional Amounts actually paid with respect to any Notes are based on Mexican Withholding Taxes in excess of the appropriate Mexican Withholding Taxes applicable to the Holder or beneficial owner of such Notes and, as a result thereof, such Holder or beneficial owner is entitled to make a claim for a refund of such excess, or credit such excess against Mexican taxes, then, to the extent it is able to do so without jeopardizing its entitlement to such refund or credit, such Holder or beneficial owner shall, by accepting the Notes, be deemed to have assigned and transferred all right, title and interest to any claim for a refund or credit of such excess to the Company. By making such assignment and transfer, the Holder or beneficial owner makes no representation or warranty that the Company will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto (including executing or delivering any documents and paying any costs or expenses of the Company relating to obtaining such refund). Nothing contained in this paragraph shall interfere with the right of each Holder or beneficial owner of a Note to arrange its tax affairs in whatever manner it thinks fit nor oblige any Holder or beneficial owner of a Note to claim any refund or credit or to disclose any information relating to its tax affairs or any computations in respect thereof or to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled.

(j) If the Company is obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes (other than Additional Amounts payable as of the date of this Indenture), the Company will, upon written request, deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts are payable and the amounts so payable.

(k) In addition, the Company will pay any stamp, issue, registration, documentary or other similar taxes and other similar duties (including interest and penalties with respect thereto) imposed or levied by Mexico (or any political subdivision or taxing authority thereof or therein) in respect of the creation, issue and offering of the Notes.

(l) The Company shall use commercially reasonable efforts in compliance with applicable law to maintain a paying agent for the Notes in a member state of the European Union that is not obliged to deduct or withhold tax pursuant to Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive.

SECTION 4.09 Comisión Nacional Bancaria y de Valores. Promptly after the date of this Indenture, the Company will furnish to the Comisión Nacional Bancaria y de Valores of México all information necessary to complete the registration of the Notes in the Special Section of the National Registry of Securities.

SECTION 4.10 Listing. The Company will use its reasonable best efforts to obtain the listing of the Notes on the Irish Stock Exchange.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01 When Company May Merge, Etc. The Company will not consolidate with, merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless:

(i)	the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and the Company’s assets shall be a corporation organized and validly existing under the laws of Mexico (including, without limitation, a sociedad de responsabilidad limitada), the United States of America or any jurisdiction of either such country and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement;

(ii)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iii)	the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other deposition and such supplemental indenture complies with this Section 5.01.

SECTION 5.02 Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01 Events of Default. Each of the following is an “Event of Default”:

(a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due at maturity, upon acceleration, redemption or otherwise;

(b) default in the payment of interest or Additional Amounts on any Note when due and such default continues for a period of 30 days;

(c) default in the performance of any covenant of the Company in this Indenture (other than a default specified in clause (a) or (b) above), and such default continues for a period of 90 days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

(d) a court having jurisdiction in the premises enters a decree or order for:

(i) relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

(ii) appointment of a receiver, liquidator, assignee, síndico, custodian, trustee, sequestrator or similar official for the Company any of its Significant Subsidiaries or for all or substantially all of the Company’s property and assets or those of its Significant Subsidiaries, or

(iii) the winding-up or liquidation of the Company’s affairs or the affairs of any of its Significant Subsidiaries;

and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

(e) the Company or any of its Significant Subsidiaries:

(i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

(ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, síndico, custodian, trustee, sequestrator or similar official for the Company or any of its Significant Subsidiaries or for all or substantially all of the Company’s property and assets of those of any of its Significant Subsidiaries; or

(iii) effects any general assignment for the benefit of creditors; and

(f) (i) the Concession Title shall cease to grant to the Company the rights provided therein as of the date hereof and such cessation has had a material adverse effect on the Company and its Subsidiaries taken as a whole, (ii) (x) the Concession Title shall for any reason be terminated and not reinstated within 30 days or (y) rights provided therein which were originally exclusive to the Company shall become nonexclusive and the cessation of such exclusivity has had a material adverse effect on the Company and its Subsidiaries taken as a whole, or (iii) the operations of the Northeast Rail Lines shall be commandeered or repossessed (a requisa) for a period of 90 days or more.

SECTION 6.02 Acceleration. If an Event of Default described in Section 6.01 hereof shall have occurred and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all outstanding Notes to be due and payable immediately. The Holders of a majority in aggregate principal amount of the Notes then outstanding may, by notice to the Trustee, on behalf of the Holders of all of Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of interest, Additional Amounts or premium, if any, on, or the principal of, the Notes.

SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

SECTION 6.04 Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 11.02 hereof, the Holders of a majority in principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that such waiver shall not extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; provided further that the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes pursuant to this Section 6.05.

SECTION 6.06 Limitation on Suits. A Holder may not institute any proceeding, judicial or other remedy, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i) such Holder gives the Trustee written notice of a continuing Event of Default;

(ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes makes a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

For purposes of Section 6.05 hereof and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, or interest on such Holder’s Note on or after the respective due dates expressed on such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08 Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof) and the Holders allowed in any judicial proceedings relative to the Company, a Subsidiary of the Company or any Affiliate of any of them, its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, síndico, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07 hereof. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

First: to the Trustee for all amounts due under Section 7.07 hereof;

Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company, or as a court of competent jurisdiction may direct.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10.0% in principal amount of the outstanding Notes.

SECTION 6.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.13 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.09 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01 General. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. Except during the continuance of an Event of Default, the Trustee need only perform those duties as are specifically set forth in this Indenture and the Notes. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

SECTION 7.02 Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):

(i) the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document;

(ii) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care;

(iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers conferred upon the Trustee under this Indenture;

(vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(viii) the Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it thereunder in good faith and in reliance thereon;

(ix) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; and

(x) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, co-trustee, custodian and other Person employed to act hereunder.

SECTION 7.03 Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

SECTION 7.04 Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) shall not be accountable for the Company’s use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement in the Notes other than its certificate of authentication.

SECTION 7.05 Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 7.06 Reports by Trustee to Holders. Within 60 days after each April 15, beginning with April 15, 2014, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such April 15, if required by TIA Section 313(a).

SECTION 7.07 Compensation and Indemnity. (a) The Company shall pay to the Trustee and each Paying Agent such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee and any Paying Agent shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and each Paying Agent upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Trustee and each Paying Agent. Such expenses shall include the reasonable compensation and expenses of the Trustee’s or such Paying Agent’s agents and counsel.

(b) The Company shall indemnify the Trustee, its agents and officers, and each Agent against any and all losses, liabilities, obligations, damages, penalties, judgments, actions, claims, suits, proceedings, such reasonable costs and expenses (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Trustee, its agents and officers, or such Agent arising out of or in connection with the acceptance or administration of its duties under this Indenture; provided, however, that the Company need not reimburse any expense or indemnify against any loss, obligation, damage, penalty, judgment, action, suit, proceeding, reasonable cost or expense (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Trustee or such Agent, as the case may be, in connection with any investigative, administrative or judicial proceeding (whether or not such indemnified party is designated a party to such proceeding) in which and to the extent that it is determined that the Trustee, its agents and officers, or any Agent acted with negligence, bad faith or willful misconduct. The Trustee and each Agent shall notify the Company promptly of any claim of which the Responsible Officer of the Trustee or an officer of such Agent has received written notice for which it may seek indemnity. Failure by the Trustee or any Agent to so notify the Company shall not relieve the Company of its obligations hereunder, unless the Company is materially prejudiced thereby. The Company shall defend the claim and the Trustee and such Agent, as the case may be, shall cooperate in the defense. Unless otherwise set forth herein, the Trustee or any Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

(c) To secure the Company’s payment obligations in this Section 7.07, the Trustee and any Paying Agent shall have a lien prior to the Notes on all money or property held or collected by the Trustee or any Paying Agent, in its capacity as Trustee or Paying Agent, except money or property held in trust by the Trustee or any Paying Agent to pay principal of, premium, if any, and interest on particular Notes.

(d) If the Trustee or Paying Agent incurs expenses or renders services after the occurrence of an Event of Default specified in clause (d) or (e) of Section 6.01 hereof, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

(e) The provisions of this Section 7.07 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

SECTION 7.08 Replacement of Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may at any time remove the Trustee by Company Order given at least 30 days prior to the date of the proposed removal.

(c) If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company, immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07 hereof, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

(e) If the Trustee is no longer eligible under Section 7.10 hereof, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(g) Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligation under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, trust company or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

SECTION 7.10 Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee (together with its parent) shall have a combined capital and surplus of at least U.S.$25.0 million as set forth in its most recent published annual report of condition.

SECTION 7.11 Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight and Article Nine of this Indenture.

ARTICLE EIGHT

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest, Additional Amounts or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2) the Company’s obligations with respect to such Notes under Article Two and Section 4.02 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and

(4) this Article Eight.

Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company will, subject to the satisfaction of the conditions set forth in

Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.05 and 4.07 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(c) hereof will not constitute an Event of Default.

SECTION 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest, Additional Amounts and premium, if any, on, the outstanding Notes on the Stated Maturity thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to such Stated Maturity or to a particular Redemption Date;

(2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel (or Opinions of Counsel) confirming that:

(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel (or Opinions of Counsel) shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; and

(C) that the Holders of the outstanding Notes of such series will not recognize income, gain or loss for Mexican federal income tax purposes as a result of such Legal Defeasance and will be subject to Mexican federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel (or Opinions of Counsel) confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax or Mexican federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax and Mexican federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or liens securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a Default under, any other instrument to which the Company is a party or by which the Company is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a Default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article Eight to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06 Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE NINE

SATISFACTION AND DISCHARGE

SECTION 9.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1) either:

(a) all Notes that have been authenticated thereunder, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b) all Notes issued thereunder that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest and Additional Amounts to the Stated Maturity or redemption, as the case may be;

(2) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or liens securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(3) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at Stated Maturity or on the Redemption Date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (1)(b) of this Section 9.01, the provisions of Sections 8.06 and 9.02 hereof will survive. In addition, nothing in this Section 9.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

SECTION 9.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 9.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; provided that such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 9.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE TEN

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01 Without Consent of Holders. Notwithstanding Section 10.02 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

(3) to provide for the assumption of the Company’s obligations to Holders of the Notes in the case of a merger or consolidation or a sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the Company’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the Holders of such Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to conform the text of this Indenture or the Notes to any provision of the Description of Notes in the Offering Memorandum to the extent that such provision in such Description of Notes was intended to be a verbatim recitation of a provision of this Indenture; or

(7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture.

SECTION 10.02 With Consent of Holders. (a) Except as set forth in Section 10.01 and 10.02(b) hereof, this Indenture and the Notes issued hereunder may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

(b) Without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04 hereof, may not (with respect to any such Notes held by a non-consenting Holder):

(i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(ii) reduce the principal amount of, or premium, if any, or interest on, any Note;

(iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

(iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

(v) reduce the percentage or principal amount of outstanding Notes, the consent of whose Holders is necessary to modify or amend this Indenture or waive compliance with certain provisions of this Indenture or waive certain Defaults;

(vi) waive a Default in the payment of principal of, premium, if any, or interest or Additional Amounts on, the Notes; or

(vii) modify Section 4.08 hereof in a manner adverse to the Holders.

(c) It shall not be necessary for the consent of the Holders under this Section 11.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

SECTION 10.03 Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (vii) of Section 10.02(b) hereof. In case of an amendment or waiver of the type described in clauses (i) through (vii) of Section 10.02(b) hereof, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

SECTION 10.04 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.05 Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 10.06 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Ten shall conform to the requirements of the TIA as then in effect.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01 Trust Indenture Act of 1939. Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 11.02 Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

if to the Company:

Kansas City Southern de México, S.A. de C.V. c/o Kansas City Southern

Overnight Courier Address:	U.S. Mail Address:

427 West 12th Street	P.O. Box 219335
Kansas City, MO 64105	Kansas City, MO 64121-9335
Facsimile: (816) 984-119	Attention: Treasurer
Attention: Treasurer

if to the Trustee:

U.S. Bank National Association
Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, CT 06103-1919
Attention: Michael M. Hopkins

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices or communications to a Holder shall be deemed to have been given upon the mailing by first class mail, postage prepaid, of such notices to Holders at their registered addresses as recorded in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed in the Notes for the giving of such notice. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time. From and after the date the Notes are listed on the Irish Stock Exchange, the Company will also provide notices to Holders as required by the rules of such exchange for so long as it is required by its rules.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. All communication delivered to the Trustee shall be deemed effective when actually received by the Trustee.

Neither the failure to give any notice to a particular Holder, nor any defect in any notice given to any particular Holder, shall affect the sufficiency of any notice given to another Holder.

SECTION 11.03 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee, if the Trustee so requests:

(i) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.04 Statements Required in a Certificate or an Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 11.05 Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.06 Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Stated Maturity or date of maturity of any Note shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

SECTION 11.07 Governing Law; Submission to Jurisdiction; Agent for Service. Each of the parties hereto agrees that the Notes and this Indenture will be governed by the laws of the State of New York. Each of the parties hereto hereby submits to the jurisdiction of the U.S. federal and New York state courts located in the Borough of Manhattan, City and State of New York for purposes of all legal actions and proceedings instituted in connection with the Notes and this Indenture, and waives any objection which it may now have or hereafter have to the laying of venue of any such action or proceeding and any right to which it may be entitled on account of place of residence or domicile. Each of the parties hereto expressly waives the right to the jurisdiction of any other courts by reason of their present or future domicile or by any other reason. The Company has appointed C T Corporation, 111 Eighth Avenue, New York, NY 10011, as the Company’s authorized agent upon which process may be served in any such action.

SECTION 11.08 Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Indenture.

SECTION 11.09 Currency Indemnity. U.S. dollars are the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any Holder in respect of any sum expressed to be due to it from the Company shall only constitute a discharge to the Company to the extent of the dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that dollar amount is less than the dollar amount expressed to be due to the recipient under any Note, the Company shall indemnify the recipient against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 11.09, it will be sufficient for the Holder to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Company’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

SECTION 11.10 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.11 No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes issued under this Indenture or for any claim based on this Indenture or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture, or in any of the Notes issued hereunder or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

SECTION 11.13 Successors. All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.14 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by facsimile, .pdf attachment, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.

SECTION 11.15 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.16 Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

Kansas City Southern de México, S.A. de C.V.

By:	/s/ Michael W. Upchurch
Name:	Michael W. Upchurch
Title:	Chief Financial Officer and Attorney-in-fact

By:	/s/ Michael W. Cline
Name:	Michael W. Cline
Title:	Treasurer and Attorney-in-fact

U.S. Bank National Association, as Trustee, Transfer Agent, Principal Paying Agent and Registrar

By:	/s/ Kathy L. Mitchell
Name:	Kathy L. Mitchell
Title:	Vice President

Indenture Signature Page

EXHIBIT A

[FACE OF NOTE]

[Insert the Private Placement Legend, if applicable pursuant to the Indenture]

[Insert the Global Note Legend, if applicable pursuant to the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the Indenture]

Kansas City Southern de México, S.A. de C.V.

2.35% Senior Notes due 2020

[CUSIP] [                    ]

[                    ]

[CINS] [                    ]

[ISIN] [                    ]

No. U.S.$

Kansas City Southern de México, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum [of U.S.$        ] [set forth on the Schedule of Exchange of Interests in the Global Note attached hereto] on May 15, 2020.

Interest Payment Dates: May 15 and November 15.

Regular Record Dates: May 1 and November 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	Kansas City Southern de México, S.A. de C.V.

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the 2.35% Senior Notes described in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:
Name:
Title:

[REVERSE SIDE OF NOTE]

Kansas City Southern de México, S.A. de C.V.

2.35% Senior Notes

1.	Principal and Interest.

The Company will pay the principal of this Note on May 15, 2020.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date at the rate of 2.35% per annum.

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on May 1 or November 1 immediately preceding the Interest Payment Date) on each Interest Payment Date[, commencing November 15, 2013].1

Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, the date of issuance; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum borne by the Notes to the extent lawful and in accordance with the terms of the Indenture.

2.	Method of Payment.

The Company will pay principal as provided above and interest (except defaulted interest) on the principal amount of the Notes as provided above on each Interest Payment Date to the persons who are Holders (as reflected in the Note Register at the close of business on May 1 and November 1 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will not make payment to the Holder unless this Note is surrendered to a Paying Agent.

The Company will pay principal, premium, if any, and, as provided above, interest (and Additional Amounts, if any) in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. The Company may mail an interest check to a Holder’s registered address (as reflected in the Note Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

[1]	With respect to Notes issued on the Closing Date.

3.	Paying Agent and Registrar.

Initially, the Trustee will act as authenticating agent, Paying Agent in New York and Registrar. The Company may appoint or change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary of the Company or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.	Indenture; Limitations.

The Company issued the Notes under an Indenture dated as of May 3, 2013 (the “Indenture”), between the Company and the U.S. Bank National Association, as trustee (the “Trustee”) and as paying agent (“Paying Agent”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. The Notes are general unsecured obligations of the Company.

5.	Optional Redemption.

Prior to April15, 2020, the Notes will be redeemable in whole or in part at any time and from time to time, at the Company’s option, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current Treasury Rate, plus 20 basis points, plus accrued interest and any Additional Amounts to but excluding the Redemption Date.

On or after April 15, 2020, the Notes will be redeemable in whole or in part at any time and from time to time, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest and any Additional Amounts to but excluding the Redemption Date.

Upon completion of the Exchange Offer, the Company may redeem Notes which are not exchanged in the Exchange Offer in an amount up to 2.0% of the original aggregate principal amount of the Notes issued at a Redemption Price of 100% of their principal amount plus accrued interest and any Additional Amounts to but excluding the Redemption Date.

6.	Redemption for Change in Withholding Taxes.

(a) The Notes will be subject to redemption, in whole but not in part, at the Company’s option at any time at a Redemption Price of 100% of their principal amount, plus accrued interest and Additional Amounts owing thereon, if any, to but excluding the Redemption Date, in the event the Company becomes or would become obligated to pay, on the next date on which any amount would be payable with respect to such Notes, any Additional Amounts in excess of those attributable to a withholding tax rate of 4.9% as a result of a change in or amendment to the laws (including any regulations or general rules promulgated thereunder) of Mexico (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application, administration or interpretation of such laws, regulations or general rules, including a holding of a court of competent jurisdiction, which change or amendment is announced or becomes effective on or after April 24, 2013. The Company shall not, however, have the right to redeem Notes from a Holder pursuant to this Section 6 except to the extent that it is obligated to pay Additional Amounts to such Holder that are greater than the Additional Amounts that would be payable based on a Mexican withholding tax rate of 4.9%.

(b) Prior to the giving of any notice of redemption for taxation reasons as described in clause (a) of this Section 6, the Company will deliver to the Trustee:

(i) an Officer’s Certificate stating that the Company is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the Company’s right of redemption for taxation reasons have occurred; and

(ii) an Opinion of Counsel of recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment.

Any such notice, after it is delivered to the Trustee, will be irrevocable.

7.	Partial Redemption.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, pro rata, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Notes of U.S.$2,000 in principal amount or less shall be redeemed in part.

8.	Notice of Redemption.

Notice of any redemption pursuant to Section 5 or 6 hereof will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his or her last address as it appears in the Note Register. Notes in original denominations larger than U.S.$2,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue and the principal amount shall remain constant (using the principal amount as of the Redemption Date) on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

9.	Repurchase upon Change of Control Repurchase Event.

Upon the occurrence of any Change of Control Repurchase Event, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof on the date of repurchase plus accrued interest, if any, and any Additional Amounts to, but excluding, the date of repurchase.

A notice of such Change of Control Repurchase Event will be mailed within 30 days after any Change of Control Repurchase Event occurs or, at the Company’s option, prior to the Change of Control, but after public announcement of such Change of Control, to each Holder of the Notes with a copy to the Trustee. Notes in original denominations larger than U.S.$2,000 may be sold to the Company in part. On and after the Change of Control Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the repurchase price.

10.	Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in minimum denominations of U.S.$2,000 of principal amount and multiples of U.S.$1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

11.	Persons Deemed Owners.

A Holder shall be treated as the owner of a Note for all purposes.

12.	Unclaimed Money.

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

13.	Discharge Prior to Redemption or Maturity.

The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of U.S. dollars or Government Securities sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

14.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, mistake, defect or inconsistency and make any change that does not adversely affect the legal rights of any Holder.

15.	Restrictive Covenants.

The Indenture imposes certain limitations on the ability of the Company, among other things, to create or permit any lien or merge, consolidate or transfer substantially all of its assets. Within 90 days after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

16.	Successor Persons.

When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor person will be released from those obligations.

17.	Defaults and Remedies.

The following events constitute “Events of Default” under the Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest or Additional Amounts on any Note when the same becomes due and payable and such default continues for a period of 30 days; (c) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under this Note (other than a default specified in clause (a) or (b) above), and such default or breach continues for a period of 90 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (d) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, síndico, custodian, trustee, sequestrator or similar official for the Company any of its Significant Subsidiaries or for all or substantially all of the Company’s property and assets or those of its Significant Subsidiaries or (iii) the winding-up or liquidation of the Company’s affairs or the affairs of any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; (e) the Company or any of its Significant Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law; (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, síndico, custodian, trustee, sequestrator or similar official for the Company or any of its Significant Subsidiaries or for all or substantially all of the Company’s property and assets of those of any of its Significant Subsidiaries or (iii) effects any general assignment for the benefit of creditors; and (f) (i) the Concession Title shall cease to grant to the Company the rights provided therein as of the date hereof and such cessation has had a material adverse effect on the Company and its Subsidiaries taken as a whole, (ii) (x) the Concession Title shall for any reason be terminated and not reinstated within 30 days or (y) rights provided therein which were originally exclusive to the Company shall become nonexclusive and the cessation of such exclusivity has had a material adverse effect on the Company and its Subsidiaries taken as a whole, or (iii) the operations of the Northeast Rail Lines shall be commandeered or repossessed (a requisa) for a period of 90 days or more.

If an Event of Default occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, or premium, if any, and accrued interest on the Notes to be immediately due and payable.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

18.	Additional Amounts.

Any payments by the Company under or with respect to the Notes may require the payment of Additional Amounts as may become payable under Section 4.08 of the Indenture.

19.	Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

20.	No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees.

No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes issued under the Indenture or for any claim based on the Indenture or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any of the Notes or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

21.	Authentication.

This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

22.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Kansas City Southern de México, S.A. de C.V., c/o Kansas City Southern, 427 West 12th Street, Kansas City, MO 64105, Attention: Treasurer.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED

ON ALL NOTES OTHER THAN EXCHANGE NOTES,

REGULATION S PERMANENT GLOBAL NOTES AND

REGULATION S PHYSICAL NOTES]

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective registration statement or (ii) the end of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising:

[Check One]

☐ (a)	this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

☐ (b)	this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to Section 4.04 of the Indenture, check the Box:  ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.04 of the Indenture, state the amount: U.S.$

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is U.S.$         . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

Form of Certificate

            ,

U.S. Bank National Association

Corporate Trust Services

225 Asylum Street, 23rd Floor

Hartford, CT 06103-1919

Attention: Michael M. Hopkins

Re: Kansas City Southern de México, S.A. de C.V. (the “Company”) 2.35% Senior Notes due 2020

(the “Notes”)

Ladies and Gentlemen:

This letter relates to U.S.$         principal amount of Notes represented by a Note (the “Legended Note”) which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.02 of the Indenture dated as of May 3, 2013 (the “Indenture”), relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Holder]

By:
Authorized Signature

B-1

EXHIBIT C

Form of Certificate to Be Delivere

din Connection with Transfers

Pursuant to Regulation S

            ,

U.S. Bank National Association

Corporate Trust Services

225 Asylum Street, 23rd Floor

Hartford, CT 06103-1919

Attention: Michael M. Hopkins

Re: Kansas City Southern de México, S.A. de C.V. (the “Company”) 2.35% Senior Notes due 2020

(the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of U.S.$         aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(A) if the offer of the Notes was made prior to the expiration of the distribution compliance period, the offer of the Notes was not made to a U.S. person or for the account or benefit of a U.S. person;

(B) the offer of the Notes was not made to a person in the United States;

(C) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

(D) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(E) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested parry in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly Yours,

[Name of Transferor]

By:
Authorized Signature

C-1

EXHIBIT D

Form of Certificate to be

Delivered in Connection with

Transfers to Non-QIB Institutional Accredited Investors

(Other Than Outside the United States in Reliance on Regulation S)

            ,

U.S. Bank National Association

Corporate Trust Services

225 Asylum Street, 23rd Floor

Hartford, CT 06103-1919

Attention: Michael M. Hopkins

Re: Kansas City Southern de México, S.A. de C.V. (the “Company”) 2.35% Senior Notes due 2020

(the “Notes”)

Dear Sirs:

In connection with our proposed purchase of U.S.$         aggregate principal amount of the Notes, we confirm that:

1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of May 3, 2013 (the “Indenture”), relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (A) to the Company or any of its subsidiaries, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

D-1

3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are purchasing notes having a minimum purchase price of not less than U.S.$250,000 for our own account or for any separate account for which we are acting.

5. We are an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (an “institutional accredited investor”) able to bear the economic risk of an investment in the notes.

6. Any purchase of Notes by us will be for our own account or for the account of one or more other institutional accredited investors for each of which we exercise sole investment discretion (and have authority to make, and do make, the statements contained in this letter) or as fiduciary for the account of one or more trusts, each of which is an “accredited investor” within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion; or we are a “bank” within the meaning of Section 3(a)(2) of the Securities Act, or a “savings and loan association” or other institution described in Section 3(a)(5)(A) of the Securities Act, that is acquiring the Notes as fiduciary for the account of one or more institutions for which we exercise sole investment discretion.

7. We have such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of purchasing the notes.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:
Authorized Signature

D-2